Exhibit 1.1

UNDERWRITING AGREEMENT

MPT OPERATING PARTNERSHIP, L.P.

MPT FINANCE CORPORATION

£500 million 2.500% Senior Notes due 2026

£350 million 3.375% Senior Notes due 2030

March 17, 2021

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

As Representatives of the

    several Underwriters listed

        in Schedule 1 hereto

Ladies and Gentlemen:

MPT Operating Partnership, L.P., a Delaware limited partnership (the “Company”), and MPT Finance Corporation, a Delaware corporation (“Finco” and, together with the Company, the “Issuers”), propose to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), £500 million in aggregate principal amount of their 2.500% Senior Notes due 2026 (the “2026 Notes”) and £350 million in aggregate principal amount of their 3.375% Senior Notes due 2030

(the “2030 Notes” and, together with the 2026 Notes, the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of October 10, 2013 (the “Base Indenture”), as supplemented, in the case of the 2026 Notes, by the Seventeenth Supplemental Indenture, to be dated as of March 24, 2021 (the “Seventeenth Supplemental Indenture”), and, in the case of the 2030 Notes, the Eighteenth Supplemental Indenture, to be dated as of March 24, 2021 (together with the Seventeenth Supplemental Indenture, the “Supplemental Indentures” and, the Base Indenture, as amended and supplemented by the Supplemental Indentures, the “Indenture”), among the Issuers, Medical Properties Trust, Inc., a Maryland corporation (“MPT”), as guarantor, Wilmington Trust, National Association, as trustee (the “Trustee”), and Elavon Financial Services DAC, as paying agent (the “Paying Agent”), registrar (the “Registrar”) and transfer agent (collectively in its role as transfer agent, paying agent and registrar, the “Agent”), and will be guaranteed on an unsecured senior basis by MPT (the “Guarantee” and, together with the Notes, the “Securities”). In connection with the issuance of the Securities, the Issuers will enter into a paying agent, registrar and transfer agent agreement, to be dated March 24, 2021 (the “Agency Agreement”), among the Issuers and the Agent.

The Issuers hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

Section 1. Registration Statement. The Issuers and MPT have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-229103), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) or Rule 424(b) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Issuers and MPT have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Issuers and MPT had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 17, 2021 relating to the Securities and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 2:37 p.m., New York City time (7:37 p.m., London time), on March 17, 2021 or such other time as agreed by the Company and the Representatives.

Section 2. Purchase of the Securities by the Underwriters.

(a) The Issuers agree to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.437% of the principal amount of the 2026 Notes thereof and 98.823% of the principal amount of the 2030 Notes thereof, in each case, plus accrued interest from March 24, 2021 to the Closing Date (as defined below), if the Closing Date occurs after that date.

(b) The Issuers understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Issuers and MPT acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representatives at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 a.m., New York City time (3:00 p.m., London time), on March 24, 2021, unless another time or place shall be agreed to by the Representatives and the Issuers in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”

Payment for the Securities to be purchased on the Closing Date shall be made against delivery to a common depository for Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Banking, SA (“Clearstream”), for the account of the Underwriters, of global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Issuers. The Global Notes will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time (6:00 p.m., London time), on the business day prior to the Closing Date.

(d) The Issuers and MPT acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Issuers and MPT with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuers, MPT or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Issuers, MPT or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and MPT shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuers or MPT with respect thereto. Any review by the Underwriters of the Issuers, MPT and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuers, MPT or any other person.

Section 3. Representations and Warranties of the Issuers and MPT. The Issuers and MPT jointly and severally represent and warrant to each of the Underwriters that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and MPT make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and MPT make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Neither the Issuers nor MPT (including their respective agents and representatives, other than the Underwriters in their capacity as such) have prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers, MPT or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto and (v) any electronic road show or other written communications (including any investor presentations reviewed and consented to by the Representatives prior to the use of such investor presentation), in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and MPT make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers and MPT in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuers or MPT. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuers or MPT or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement and any such amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and MPT make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) MPT Financial Statements. The consolidated historical financial statements and related notes of MPT thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of MPT and its subsidiaries (as defined in Section 15 below) as of the dates indicated and the consolidated results of their operations and changes in their cash flows and stockholders’ equity of MPT for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial and statistical data with respect to MPT and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than information of MPT’s tenants, have been derived from the accounting records of MPT and its subsidiaries and present fairly the information shown; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included or incorporated by reference as required; MPT and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial statements or other pro forma financial data of MPT, if any, included or incorporated by reference in the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect to those assumptions. The pro forma financial statements or other pro forma financial data of MPT, if any, included or incorporated by reference in the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable accounting requirements of Regulation S-X under the Exchange Act. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Pricing Disclosure Package or the Prospectus under the Securities Act or the rules and regulations thereunder.

(g) No Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, since the most recent date of MPT’s financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, Finco, MPT and their respective subsidiaries taken as a whole, (ii) any transaction which is material to the Company, Finco, MPT and their respective subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, Finco, MPT or any of their respective subsidiaries, which is material to the Company, Finco, MPT and their respective subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding indebtedness of the Company, Finco, MPT or any of their respective subsidiaries or (v) except for regular quarterly dividends, any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, Finco, MPT or any of their respective subsidiaries.

(h) Organization and Good Standing. The Company, Finco, MPT and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization (and, with respect to MPT, is in good standing with the State Department of Assessments and Taxation of Maryland), are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or lease and operate their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified, in good standing, or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial condition, results of operations or prospects of the Company, Finco, MPT and their respective subsidiaries taken as a whole or on the performance by the Company, Finco and MPT of their obligations and the consummation of the transactions under the Transaction Documents (as defined below) (a “Material Adverse Effect”). MPT has no “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Securities Act) other than as set forth in Exhibit 21.1 to MPT’s and the Company’s most recent combined Annual Report on Form 10-K and the additional significant subsidiaries listed in Schedule 3 hereto that were formed since MPT’s and the Company’s most recent combined Annual Report on Form 10-K (the “Significant Subsidiaries”); MPT owns, directly or indirectly, all of the issued and outstanding capital stock or other ownership interest of each of the subsidiaries, other than the Company, of which MPT owns, directly or indirectly, a majority of the limited partnership units (“OP Units”) or limited liability company membership interests, as the case may be.

(i) Capitalization. As of the date of this Agreement, the Issuers and MPT have an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and, as of the time of purchase of the Securities on the Closing Date, the Issuers and MPT shall have an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus except, in each case, as set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus, with respect to (i) the issuance of shares of stock upon exercise of stock options and warrants, or the exercise, conversion or redemption of any other equity-based compensatory awards; (ii) the issuance of shares of stock upon the redemption of OP Units in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”); and (iii) the grant of options and other equity-based awards under existing stock option and other equity-based compensatory plans; all of the issued and outstanding shares of capital stock or other ownership interests of the Issuers and MPT have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and all of the outstanding shares of capital stock or other ownership interests of each of the respective subsidiaries of the Issuers and MPT have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and except as otherwise described in paragraph (i) above, are owned directly or indirectly by the Issuers or MPT, as applicable, free and clear of any security interest, other encumbrance or adverse claim, except where such security interests, other encumbrances or adverse claims would not materially affect or interfere in any material respect with the Issuers’ or MPT’s, as applicable, ability to exercise control over each of their respective subsidiaries; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the subsidiaries are outstanding.

(j) Due Authorization. Each of the Issuers and MPT has full right, power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to execute and deliver this Agreement, the Securities, the Agency Agreement and the Supplemental Indentures (including the Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Base Indenture has been duly authorized by each of the Issuers and MPT and, upon effectiveness of the Registration Statement, the Base Indenture was duly qualified under the Trust Indenture Act. The Base Indenture constitutes, and each of the Supplemental Indentures, when duly executed and delivered in accordance with its terms by each of the parties thereto (assuming due authorization thereof by the Trustee), will constitute, a valid and legally binding agreement of each of the Issuers and MPT enforceable against each of the Issuers and MPT in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l) The Agency Agreement. The Agency Agreement has been duly authorized by each of the Issuers and, assuming due authorization, execution and delivery of the Agency Agreement by the Agent, constitutes a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(m) The Notes and the Guarantee. The Notes, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the each of the Issuers, enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of MPT, enforceable against MPT in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, Finco and MPT.

(o) Descriptions of the Transaction Documents. Each of the Transaction Documents conforms or will conform as of the Closing Date in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) No Violation or Default. None of the Issuers, MPT or any of their respective subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or bylaws, or other organizational documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or any of the subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (iii) any federal, state, local or foreign law, regulation or rule, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (v) any decree, judgment or order applicable to the Issuers, MPT or any of their respective subsidiaries or any of their respective properties; except, with respect to clauses (ii) through (v) only, for any such breach or violation or default that would not reasonably be expected to have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Issuers, MPT or any of their respective subsidiaries pursuant to (i) the charter or bylaws, or other organizational document, of the Issuers, MPT or any of their respective subsidiaries or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Issuers, MPT or any of their respective subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state or local law, regulation or rule, or to the Issuers’ or MPT’s knowledge, any foreign law, regulation or rule, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (v) any decree, judgment or order applicable to the Issuers, MPT or any of their respective subsidiaries or any of their respective properties; except with respect to clauses (ii) through (v) only for any such breach or violation or default that would not reasonably be expected to have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of MPT, is required in connection with the issuance and sale of the Securities, compliance by the Issuers and MPT with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under applicable state securities laws or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (ii) as may be required for registration of the Securities under the Securities Act, which has been effected, (iii) that have been obtained or will be obtained or completed by the time of purchase of the Securities on the Closing Date and (iv) with respect to the consummation of the transactions, which have been referenced in the Transaction Documents and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

(s) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Issuers’ or MPT’s knowledge, threatened or contemplated to which the Issuers, MPT or any of their respective subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Issuers, MPT or any of their respective subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.

(t) Independent Accountants. PricewaterhouseCoopers LLP with respect to MPT and its subsidiaries, which has expressed its opinion on the audited financial statements and related schedules included in, or incorporated by reference into, the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to MPT and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property.

(i) The Issuers, MPT and their respective subsidiaries have good and marketable title in fee simple to all real property, and good title to all personal property, owned by them, in each case free and clear of all liens, claims, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except such as are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or listed as an exception to any owner’s or leasehold title insurance policy with respect to such real property and personal property made available by the Issuers or MPT to the Underwriters or their counsel or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Issuers, MPT and their respective subsidiaries; any real property, improvements, equipment and personal property held under lease by the Issuers, MPT or any of their respective subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the

Registration Statement, the Pricing Disclosure Package and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Issuers, MPT or their respective subsidiaries; except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Issuers, MPT or a subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Issuers, MPT or any of their respective subsidiaries, that insures the Issuers’, MPT’s or the subsidiary’s fee or leasehold interest, as the case may be, in such real property, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Issuers, MPT or a subsidiary and secured by the real property.

(ii) To the knowledge of the Issuers and MPT, each of the real properties owned or leased by the Issuers, MPT or any of their respective subsidiaries, whether owned in fee simple or through a joint venture or other partnership (collectively, the “Properties”), is free of any material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Issuers, MPT or any of their respective subsidiaries, as the case may be, has either caused tenant to be responsible for such matters or has created or caused to be created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Issuers and MPT each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; to the knowledge of the Issuers and MPT, there is no pending or threatened condemnation, zoning change or other similar proceeding or action that will in any material respect affect the size or use of, improvements on, or construction on or access to the Properties, except such zoning changes, proceedings or actions that would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to the knowledge of the Issuers and MPT, no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no tenant under any lease pursuant to which any of the subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal which, if exercised, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the mortgages and deeds of trust encumbering the real property owned by the Issuers, MPT and their respective subsidiaries are not convertible nor will the Issuers or MPT hold a participating interest therein and (ii) such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Issuers, MPT or their respective subsidiaries.

(v) Title to Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Issuers, MPT and their respective subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of, or material to, their respective businesses as currently conducted (collectively, “Intellectual Property”) and (ii) neither the Issuers nor MPT is aware of any claim to the contrary or any challenge by any other person to the rights of the Issuers, MPT or any of their respective subsidiaries with respect to the Intellectual Property.

(w) Intellectual Property Infringement. To the knowledge of the Issuers, MPT or any of their respective subsidiaries, and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Issuers, MPT or any of their respective subsidiaries has infringed or is infringing the intellectual property of a third party, and none of the Issuers, MPT or any of their respective subsidiaries has received notice of a claim by a third party to the contrary, except for any such notice that would not reasonably be expected to have a Material Adverse Effect.

(x) Cybersecurity. The Issuers, MPT and their respective subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Issuers, MPT and their respective subsidiaries (the “Company IT Systems”). The Company IT Systems (i) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Issuers, MPT and their respective subsidiaries as currently conducted, and (ii) are free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Issuers, MPT or any of their respective subsidiaries, except in the case of (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuers, MPT and their respective subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. To the knowledge of the Issuers and MPT, no third party has breached or compromised the integrity or security of the Company IT Systems in a manner which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y) No Undisclosed Relationship. No relationship, direct or indirect, exists between or among the Issuers, MPT or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Issuers, MPT or any of their respective subsidiaries, on the other, that would be required by the Securities Act to be described pursuant to Section 404 of Regulation S-K under the Securities Act in an Annual Report on Form 10-K that is not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(z) Investment Company Act. None of the Issuers, MPT or any of their respective subsidiaries is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa) Taxes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) each of the Issuers, MPT and their respective subsidiaries have timely filed all material tax returns required to be filed through the date hereof or have properly requested extensions thereof, and (ii) all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(bb) Licenses and Permits. Each of the Issuers, MPT and their respective subsidiaries has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses and own their respective properties and other assets as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; to the knowledge of the Issuers and MPT, each tenant or proposed tenant of the Properties has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Issuers, MPT or any of their respective subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to conduct the business or own the properties and other assets which it currently provides or owns or which it proposes to provide or own as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except such accreditations and certifications described in the Registration Statement, the Pricing Disclosure Package and the Prospectus all of which have been obtained, except to the extent that any failure to have any such accreditation or certification, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Issuers, MPT or any of their respective subsidiaries is in violation of, or in default under, or has received any written notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Issuers, MPT or any of their respective subsidiaries the effect of which, individually or in the aggregate, would result in a Material Adverse Effect.

(cc) No Labor Disputes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, no labor problem or dispute with the employees of the Issuers, MPT or any of their respective subsidiaries exists or, to the knowledge of the Issuers, MPT or any of their respective subsidiaries, is imminent.

(dd) Compliance with Environmental Laws.

(i) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Issuers, MPT and their respective subsidiaries and, to the knowledge of the Issuers and MPT, each tenant of the Properties, are in compliance with, and the Issuers, MPT and each of their respective subsidiaries and, to the knowledge of the Issuers and MPT, each tenant of the Properties, hold all permits, authorizations and approvals required under Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present conditions, circumstances, activities, practices, or actions or omissions on the part of the Issuers, MPT or their respective subsidiaries that would reasonably be expected to give rise to any material costs or liabilities to the Issuers, MPT or any of their respective subsidiaries under, or to interfere with or prevent material compliance by the Issuers, MPT or any of their respective subsidiaries with, Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Issuers, MPT or any of their respective subsidiaries (i) is the subject of any investigation, (ii) has received any notice or written claim, (iii) is a party to or affected by any pending or, to either of the Issuers’ or MPT’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(ii) To the knowledge of either of the Issuers and MPT, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no costs or liabilities associated with any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Law or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(iii) To the knowledge of either of the Issuers and MPT, none of the entities which prepared appraisals of the Properties, nor the entities which prepared Phase I or other environmental assessments with respect to the Properties, was employed for such purpose on a contingent basis or has any substantial interest in the Issuers, MPT or any of their respective subsidiaries, and none of their directors, officers or employees is connected with the Issuers, MPT or any of their respective subsidiaries as a promoter, selling agent, officer, director or employee.

(ee) Internal Accounting Controls. MPT and its subsidiaries maintain an effective system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements, taken as a whole, in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) Disclosure Controls and Procedures; Internal Control Over Financial Reporting. MPT has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to MPT, including its consolidated subsidiaries, is made known to MPT’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; MPT’s independent auditors and the Audit Committee of the Board of Directors of MPT (the “Audit Committee”) have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect MPT’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in MPT’s internal controls; all material weaknesses, if any, in internal controls have been identified to MPT’s independent auditors and the Audit Committee; since the date of the most recent evaluation of such disclosure controls and, procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of MPT have made all certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; MPT, its subsidiaries and MPT’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder.

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg) Insurance. The Issuers, MPT and each of their respective subsidiaries maintain or arrange for insurance covering their respective properties (not including those properties subject to a triple-net lease pursuant to which the tenant is responsible for maintaining or arranging for insurance relating to such property), personnel and businesses as the Issuers and MPT reasonably deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Issuers, MPT and their respective subsidiaries and their respective businesses; to the knowledge of the Issuers and MPT, all such insurance is fully in force on the date hereof.

(hh) Material Contracts. Other than in the ordinary course of business, none of the Issuers, MPT or any of their respective subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and no such termination or non-renewal has been threatened by the Issuers, MPT or any of their respective subsidiaries or, to the Issuers’ or MPT’s knowledge, any other party to any such contract or agreement, except in all cases for any communication regarding such termination or non-renewal which would not reasonably be expected to have a Material Adverse Effect and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii) No Unlawful Payments. Neither the Issuers, MPT nor any of their respective subsidiaries or, to the knowledge of MPT and the Issuers, any director, officer, employee, agent, affiliate or other person acting on behalf of the Issuers, MPT or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act of 2010, the Criminal Finances Act 2017, or any other applicable anti-bribery and corruption laws and regulations (collectively, the “Anti-Bribery and Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any Preliminary Prospectus or the Prospectus, and the Issuers, MPT and, to the knowledge of MPT and the Issuers, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. To the best of the Issuers’ and MPT’s knowledge and belief, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Issuers, MPT or their respective subsidiaries, or any of their respective directors, officers or employees or anyone acting on their behalf in relation to a breach of the Anti-Bribery and Corruption Laws. The Issuers and MPT will not directly or indirectly use, lend or contribute the proceeds from the offering of securities hereunder for any purpose that would breach the Anti-Bribery and Corruption Laws.

(jj) Compliance with Money Laundering Laws. The operations of the Issuers, MPT and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers, MPT or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of each of the Issuers or MPT, threatened.

(kk) Compliance with OFAC. None of the Issuers, MPT or any of their respective subsidiaries or, to the knowledge of each of the Issuers or MPT, any director, officer, agent, employee, affiliate or representative of the Issuers, MPT or any of their respective subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Issuers, MPT or their respective subsidiaries owned 50% or more by or otherwise controlled by, or acting on behalf of one or more Persons captured above, nor are the

Issuers, MPT or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Sanctioned Country”); and the Issuers and MPT will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing or facilitating any activities of or business with any Person, or in any country or territory, that, at the time of such financing or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past three years, none of the Issuers, MPT or their respective subsidiaries have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. Each Underwriter established in the United Kingdom or a Member State of the European Economic Area agrees that this Section 3(kk) is not being sought by such Underwriter except to the extent that doing so would be permissible pursuant to European Union Council Regulation (EC) 2271/96 or any similar blocking or anti-boycott law in the United Kingdom.

(ll) Solvency. On and immediately after the Closing Date, the Issuers and MPT (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Issuers and MPT is not less than the total amount required to pay the liabilities of the Issuers and MPT on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Issuers and MPT are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Issuers and MPT are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Issuers and MPT are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuers or MPT are engaged; and (v) neither the Issuers nor MPT is a defendant in any civil action that could reasonably be expected to result in a judgment that the Issuers or MPT is or would be unable to satisfy.

(mm) No Restrictions on Subsidiaries. No subsidiary of the Issuers or MPT is currently prohibited, directly or indirectly, from paying any dividends to the Issuers or MPT, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuers or MPT any loans or advances to such subsidiary from the Issuers or MPT or from transferring any of such subsidiary’s property or assets to the Issuers, MPT or any other subsidiary of the Issuers or MPT, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus.

(nn) No Broker’s Fees. None of the Issuers, MPT or any of their respective subsidiaries is a party to any contract or agreement with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby or by the Registration Statement.

(oo) No Registration Rights. No person has the right to require the Issuers or any of their subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(pp) No Stabilization. None of the Issuers, MPT or any of their subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(qq) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Forward-Looking Statements. No “forward-looking statement” (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) Statistical and Market Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Issuers and MPT believe to be reliable and accurate in all material respects, and the Issuers and MPT have obtained the written consent to the use of such data from such sources to the extent required.

(tt) Real Estate Investment Trust. MPT has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for all taxable years ended on or prior to December 31, 2015, beginning with its taxable year that began on April 6, 2004 and ended on December 31, 2004, and its current and proposed method of operation as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will enable MPT to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2020 and thereafter (based on current law); all statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding MPT’s qualification and taxation as a real estate investment trust are correct in all material respects; MPT presently intends to continue to qualify as a real estate investment trust under the Code this year and for all subsequent years, and MPT does not know of any existing condition that would cause or is likely to cause MPT to fail to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2020 or anytime thereafter.

(uu) Prior to REIT Status. MPT was at all times from its formation on August 27, 2003 through April 6, 2004 an S Corporation within the meaning of Section 1361(a)(1) of the Code.

(vv) The Company. The Company is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for federal income tax purposes.

(ww) Sarbanes-Oxley Act. There is and has been no failure on the part of MPT or any of MPT’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuers, MPT, or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and, at the date hereof, each of the Issuers and MPT is not an “ineligible issuer,” and MPT is a “well-known seasoned issuer,” in each case, as defined in Rule 405 under the Securities Act.

In addition, any certificate signed by or on behalf of the Company, Finco or MPT and delivered to the Underwriters or to the counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, Finco or MPT to the Underwriters as to matters covered thereby.

Section 4. Further Agreements of the Issuers and MPT. Each of the Issuers and MPT jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Issuers and MPT will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act, and will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuers and MPT with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Issuers and MPT will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time (3:00 p.m., London time), on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Issuers and MPT will pay the registration fee for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein).

(b) Delivery of Copies. The Issuers and MPT will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request, in case of (i) and (ii)(A) only to the extent such documents are not publicly available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Issuers and MPT will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. Prior to the later of (x) the Closing Date or (y) the expiration of the Prospectus Delivery Period, the Issuers will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure

Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuers and MPT of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuers and MPT of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers and MPT will use their commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuers and MPT will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Issuers and MPT will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Issuers and MPT will qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Issuers and MPT shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statement. MPT will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. During the period from the date hereof through and including the Closing Date, each of the Issuers and MPT will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by each of the Issuers or MPT and having a tenor of more than one year; provided that the foregoing shall not apply to the sale of the Securities under this Agreement.

(i) Use of Proceeds. The Issuers will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) Clearstream/Euroclear. The Issuers will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through the facilities of Clearstream and Euroclear and maintain such eligibility for so long as the Securities remain outstanding.

(k) No Stabilization. Neither of the Issuers nor MPT will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Record Retention. The Issuers and MPT will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Listing. The Issuers will use their commercially reasonable efforts to cause the Securities to be listed and admitted to the Official List of Euronext Dublin and to trading on its Global Exchange Market promptly following the Closing Date, and to maintain such listing (or a listing on an alternative exchange in Europe to be reasonably agreed on between the Issuers and the Representatives, which may be unregulated) as long as the Securities are outstanding.

Section 5. Certain Agreements of the Underwriters.

(a) Each Underwriter, on behalf of itself and each of its affiliates, severally and not jointly, represents and warrants to, and agrees with, the Issuers and MPT that it and each such affiliate have not offered, sold, purchased or delivered, and will not offer, sell, purchase or deliver, directly or indirectly, any of the Securities or distribute any offering material in relation thereto in any jurisdiction outside the United States, except under circumstances that will, to the best of its or such affiliate’s knowledge, result in compliance with the applicable laws and regulations thereof. In the event that the offer or sale of the Securities by an Underwriter in a jurisdiction outside the United States requires any action on the part of the Issuers in or with respect to such jurisdiction, such Underwriter agrees with the Issuers and MPT that it will use its commercially reasonable efforts to assist the Issuers in complying with such requirements.

(b) Each Underwriter hereby represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuers and MPT and not incorporated by reference into the Registration Statement and any press release issued by the Issuers and MPT) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), (iii) any free writing prospectus that is not required to be filed pursuant to Rule 433 under the Securities Act or (iv) any free writing prospectus prepared by such underwriter and approved by the Issuers and MPT in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Issuers or MPT.

(c) Each Underwriter, severally and not jointly, represents and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended,the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers and MPT; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

Section 6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by each of the Issuers and MPT of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) under the Securities Act or pursuant to Section 8A under the Securities Act shall be pending before or explicitly threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of each of the Issuers and MPT contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each of the Issuers, MPT and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company, Finco or MPT or any of their respective subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook (in a negative direction) with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of MPT and one additional senior executive officer of MPT, in that capacity and as sole member of the general partner of the Company, who are satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the

Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuers and MPT in this Agreement are true and correct and that the Issuers and MPT have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b),

(c) and (d) above.

(f) Agency Agreement. The Representatives shall have received an executed copy of the Agency Agreement.

(g) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP, which has certified the consolidated financial statements of the Company and MPT and their subsidiaries, shall have furnished to the Representatives, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of MPT and its subsidiaries contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h) Opinion and Negative Assurance Letter of Counsel for the Issuers. Goodwin Procter LLP, counsel for the Issuers, shall have furnished to the Representatives, at the request of the Issuers, their written opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth in Annex C hereto.

(i) Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Opinion of REIT Counsel for the Issuers. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, REIT counsel for the Issuers, shall have furnished to the Representatives, at the request of the Issuers, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth in Annex D hereto.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of (i) the good standing of the Issuers, MPT and the Significant Subsidiaries in their respective jurisdictions of organization and (ii) the good standing of the Issuers and MPT as foreign entities in such other jurisdictions as shown opposite their name on Schedule 2 hereto, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Clearstream/Euroclear. The Securities shall be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

(n) Supplemental Indentures. At the Closing Date, the Issuers, MPT and the Trustee shall have entered into the Supplemental Indentures and the Representatives shall have received counterparts, conformed as executed, thereof.

(o) Chief Financial Officer Certificate. The Representatives shall have received on the date hereof and as of the Closing Date, (i) a certificate of the chief financial officer of MPT, on behalf of MPT for itself and as sole member of the general partner of the Company, substantially in the form attached as Annex E hereto and (ii) a certificate of Steward’s Chief Financial Officer, on behalf of Steward, substantially in the form of Annex F hereto.

(p) Additional Documents. On or prior to the Closing Date, the Issuers and MPT shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Section 7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company, Finco and MPT jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or any materials or information provided to investors by, or with the approval of, the Company, Finco or MPT in connection with the marketing of the offering of the Securities, including any road show as defined in Rule 433(h) of the Securities Act (a “Road Show”) not constituting an Issuer Free Writing Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company and Finco in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Issuers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Finco, MPT, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company, Finco or MPT within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company and Finco in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Road Show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has been subsequently amended), it being understood and agreed upon that the only such information consists of the following: the second and third sentence of the sixth paragraph, the third sentence of the eighth paragraph, and the first sentence of the eleventh paragraph, in each case under the heading of “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, Finco, MPT, their respective directors and officers who signed the Registration Statement and any control persons of the Company, Finco and MPT shall be designated in writing by the Company, Finco and MPT. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Finco and MPT on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, Finco and MPT on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, Finco and MPT on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and Finco from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, Finco and MPT on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Company, Finco or MPT or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company, Finco, MPT and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

Section 8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and Finco, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the London Stock Exchange, Euronext Dublin, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company, Finco or MPT shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York State or United Kingdom authorities or other competent regulatory authorities in the European Union; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus; or (v) there shall have occurred an adverse change or a prospective adverse change since the date hereof in U.S. and United Kingdom taxation affecting the Securities or the transfer thereof (otherwise than as set forth in the Prospectus).

Section 10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph

(b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Issuers or MPT, except that the Issuers and MPT will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuers, MPT or any non-defaulting Underwriter for damages caused by its default.

Section 11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers and MPT jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuers’ and MPT’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters not to exceed $5,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including all related fees and expenses of counsel for the Underwriters); (ix) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by Clearstream and Euroclear; (x) all expenses, costs and listing fees incurred in connection with the application for listing and admittance of the Securities to the Official List of Euronext Dublin and trading of the Securities on its

Global Exchange Market and (xi) all expenses incurred by the Issuers in connection with any Road Show presentation to potential investors. For the avoidance of doubt, the expenses and fees of experts, consultants and other advisors engaged by the Underwriters in connection with the transactions contemplated by this Agreement shall be the responsibility of the Underwriters.

(b) Each Underwriter agrees to pay the portion of such expenses payable by the Underwriters represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined in Section 20(b) hereof) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

(c) If (i) this Agreement is terminated pursuant to Section 9(ii), (ii) the Issuers for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, each of the Issuers and MPT jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

Section 12. VAT on Costs, Expenses and Fees.

(a) Where, pursuant to this Agreement, a cost, expense or fee (including discounts and commissions) is paid or reimbursed to an Underwriter or Indemnified Person, the Issuers and MPT shall also pay to that Underwriter or Indemnified Person in respect of VAT:

(i) where the payment or reimbursement constitutes the consideration or part of it for any supply of services by that Underwriter or Indemnified Person to the Issuers or MPT, such amount as equals any VAT properly chargeable thereon for which the Underwriter or Indemnified Person is required to account to a tax authority;

(ii) (except where (iii) below applies) such amount as equals any VAT charged to that Underwriter or Indemnified Person in respect of any cost, charge or expense which gives rise to or is reflected in the payment or reimbursement and which is not recoverable by the Underwriter or Indemnified Person by repayment or credit; and

(iii) on any payment or reimbursement in respect of or indemnification for costs, charges or expenses incurred by the Underwriter or Indemnified Person as agent for the Issuers or MPT, such amount as equals the amount included in the costs, charges or expenses in respect of VAT; provided that in such a case the Underwriter or Indemnified Person will use reasonable endeavors to procure that the actual supplier of the goods or services which the Underwriter or Indemnified Person received as agent issues its own VAT invoice directly to the Issuers or MPT.

(b) All VAT payable under (a) above shall be paid by the Issuers or MPT within five days after the issue by the Underwriter or Indemnified Person of a valid VAT invoice.

(c) “VAT” means value added tax in the United Kingdom and any value added or similar sales tax imposed in any jurisdiction other than the United Kingdom.

(d) References in this Section 12 to an Underwriter or Indemnified Person being required to account to a tax authority in respect of VAT and to VAT being recoverable by an Underwriter or Indemnified Person shall, where an Underwriter or Indemnified Person is a member of a group of companies for the purposes of sections 43 to 43C of the United Kingdom Value Added Tax Act 1994, be construed as including references to the “representative member” of any such group being required to account to a tax authority in respect of VAT and to VAT which is recoverable by the Underwriter or Indemnified Person or by the “representative member” of such group (or which would be so recoverable upon the making of a claim to recovery by such person which it is properly entitled to make), or in relation to VAT which is not value added tax imposed in a jurisdiction other than the United Kingdom, the equivalent concepts (if any) in such other jurisdiction.

Section 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and officers and directors and any controlling persons and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy, benefit or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor or beneficiary merely by reason of such purchase.

Section 14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers, MPT and the Underwriters contained in this Agreement or made by or on behalf of the Issuers, MPT or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuers, MPT or the Underwriters.

Section 15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or London; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

Section 16. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers and MPT, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 18. Contractual Recognition of UK Bail-in Powers.

(a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the UK Bail-in Parties and the Issuers, the Issuers acknowledge and accept that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-in Party to the Issuers under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the relevant UK Bail-in Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the UK Bail- in Liability into shares, other securities or other obligations of such UK Bail-in Party or another person, and the issue to or conferral on the Issuers of such shares, securities or obligations;

(C) the cancellation of the UK Bail-in Liability; or

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(b) The terms which follow, when used in this Section 18, shall have the meanings indicated:

(i) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(ii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(iii) “UK Bail-in Parties” means Barclays Bank PLC, J.P. Morgan Securities plc, Merrill Lynch International, Credit Suisse Securities (Europe) Limited, Mizuho International plc, MUFG Securities EMEA plc, RBC Europe Limited and Scotiabank Europe plc.

(iv) “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

Section 19. Contractual Recognition of EEA Bail-in Powers.

(a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the BRRD Bail-in Parties and the Issuers, the Issuers acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Bail-in Party to the Issuers under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such BRRD Bail-in Party or another person, and the issue to or conferral on the Issuers of such shares, securities or obligations;

(C) the cancellation of the BRRD Liability; or

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b) The terms which follow, when used in this Section 19, shall have the meanings indicated:

(i) “Bail-in Legislation” means, in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii) “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(iv) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(v) “BRRD Bail-in Parties” means Barclays Bank PLC, BNP Paribas and Crédit Agricole Corporate and Investment Bank.

(vi) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

(vii) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a BRRD Bail-in Party.

Section 20. Miscellaneous.

(a) Agreement Among Underwriters. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended herein and further agree that references in the Agreement Among Managers to the “Managers” shall mean the Underwriters, references to “Lead Managers” shall mean the Representatives, references to the “Settlement Lead Manager” shall mean Goldman Sachs & Co. LLC, references to the “Stabilising Manager” shall mean Goldman Sachs & Co. LLC and references to the “Subscription Agreement” shall mean this Agreement. As applicable to the Underwriters, Clause 3 of the Agreement Among Managers shall be deemed to be deleted in its entirety and replaced with Section 10 of this Agreement.

(b) Stabilizing Manager. The Issuers hereby authorize Goldman Sachs & Co. LLC in its role as stabilizing manager (the “Stabilizing Manager”) to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Commission Delegated Regulation (EU) 2016/1052 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Issuers and any loss resulting from over-allotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilizing action may begin on or after the date on which adequate public disclosure of the terms of the Securities takes place and, if begun, may be discontinued at any time, but must end no later than the earlier of 30 days after the issue date of the Securities and 60 days after the date of the allotment of the Securities. Nothing contained in this paragraph shall be construed so as to require the Issuers to issue in excess of the aggregate principal amount of Securities specified in Schedule I hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

(c) Product Governance Rules. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules: (a) each of Goldman Sachs & Co. LLC, Barclays Bank PLC, J.P. Morgan Securities plc and Merrill Lynch International (each a “UK Manufacturer” and together, the “UK Manufacturers”) acknowledge to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and (b) the Underwriters, the Issuers and MPT note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Prospectus in connection with the Securities.

(d) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of the Issuers and MPT with respect to any sum due from them to any Underwriter or any person controlling any Underwriter or any broker-dealer affiliate of any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person or broker-dealer affiliate of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person or broker-dealer affiliate of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person or broker-dealer affiliate of such Underwriter hereunder, the Issuers and MPT agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person or broker-dealer affiliate of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person or broker-dealer affiliate of such Underwriter hereunder, such Underwriter or controlling person or broker-dealer affiliate of such Underwriter agrees to pay to the Issuers or MPT an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person or broker-dealer affiliate of such Underwriter hereunder.

(e) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Goldman Sachs & Co. LLC, Barclays Bank PLC, J.P. Morgan Securities plc and Merrill Lynch International on behalf of the Underwriters, and any such action taken by Goldman Sachs & Co. LLC, Barclays Bank PLC, J.P. Morgan Securities plc or Merrill Lynch International shall be binding upon the Underwriters.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, (ii) Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, Attention: Debt Syndicate (tel: +44 207 773 9098; email: LeadManagedBondNotices@barclayscorp.com), (iii) J.P. Morgan Securities plc, 24 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group (email: Head_of_EMEA_DCMG@jpmorgan.com) and (iv) Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: High Yield Syndicate Desk (tel: +44 (0)20 7995 1999; fax: +44 (0)20 7995 2886, email: levfin_hy_london@bofa.com). Notices to the Issuers and MPT shall be given to them at the offices of MPT at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, Attention: Charles Lambert (fax: +1 (205) 969-3756).

(g) Waiver of Trial by Jury. MPT (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Company, Finco and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(h) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(i) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(j) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with the understanding among the Issuers, MPT and the several Underwriters, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MPT OPERATING PARTNERSHIP, L.P.

BY:	MEDICAL PROPERTIES TRUST, LLC,
ITS GENERAL PARTNER

BY:	MEDICAL PROPERTIES TRUST, INC.,
ITS SOLE MEMBER

By:	/s/ R. Steven Hamner
Name: R. Steven Hamner
Title: Executive Vice President and Chief Financial Officer

MPT FINANCE CORPORATION

By:	/s/ R. Steven Hamner
Name: R. Steven Hamner
Title: President, Secretary and General Manager

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name: R. Steven Hamner
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

BARCLAYS BANK PLC

By:	/s/ Lynda Fleming
Name: Lynda Fleming
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

J.P. MORGAN SECURITIES PLC

By:	/s/ Todd Rothman
Name: Todd Rothman
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

MERRILL LYNCH INTERNATIONAL

By:	/s/ Edward Martin
Name: Edward Martin
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Eric Peiffer
Name: Eric Peiffer
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

BNP PARIBAS

By:	/s/ Hugh Pryse-Davles /s/ Benedict Foster
Name: Hugh Pryse-Davles Benedict Foster
Title: AUTHORISED SIGNATORY AUTHORISED SIGNATORY

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Xavier Beurtheret /s/ Franck Hergault M.D.
Name: Xavier Beurtheret Franck Hergault M.D.
Title: Head of French Corp DCM

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Dhiren Shah
Name: Dhiren Shah
Title: Managing Director

By:	/s/ Christopher Tuffey
Name: Christopher Tuffey
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

MIZUHO INTERNATIONAL PLC

By:	/s/ Manabu Shibuya
Name: Manabu Shibuya
Title: Executive Director

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

MUFG SECURITIES EMEA PLC

By:	/s/ Corina Painter
	Name:	Corina Painter
	Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

RBC EUROPE LIMITED

By:	/s/ Sam Chaffin
	Name:	Sam Chaffin
	Title:	Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

TRUIST SECURITIES, INC.

By:	/s/ Chris White
Name: Chris White
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

WELLS FARGO SECURITIES, LLC

By:	/s/ Sam Chaffin
	Name:	Sam Chaffin
	Title:	Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

SCOTIABANK EUROPE PLC

By:	/s/ James Walter
	Name:	James Walter
	Title:	Regional Director, Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date first set forth above.

STIFEL, NICOLAUS & COMPANY,

INCORPORATED

By:	/s/ Chad M. Growth
Name: Chad M. Growth
Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1
Underwriter	Principal Amount	Principal Amount
	of 2026 Notes	of 2030 Notes
Goldman Sachs & Co. LLC	£90,000,000	£63,000,000
Barclays Bank PLC	£65,000,000	£45,500,000
J.P. Morgan Securities plc	£65,000,000	£45,500,000
Merrill Lynch International	£65,000,000	£45,500,000
KeyBanc Capital Markets Inc.	£25,000,000	£17,500,000
BNP Paribas	£20,000,000	£14,000,000
Crédit Agricole Corporate and Investment Bank	£20,000,000	£14,000,000
Credit Suisse Securities (Europe) Limited	£20,000,000	£14,000,000
Mizuho International plc	£20,000,000	£14,000,000
MUFG Securities EMEA plc	£20,000,000	£14,000,000
RBC Europe Limited	£20,000,000	£14,000,000
Truist Securities, Inc.	£20,000,000	£14,000,000
Wells Fargo Securities, LLC	£20,000,000	£14,000,000
Scotiabank Europe plc	£15,000,000	£10,500,000
Stifel, Nicolaus & Company, Incorporated	£15,000,000	£10,500,000

Total	£500,000,000	£350,000,000

Schedule 2

	Jurisdiction of	Jurisdiction(s) in Which Qualified
Entity	Organization	as a Foreign Corporation
Company
Medical Properties Trust, Inc.	Maryland	Alabama, Texas
MPT Operating Partnership, L.P.	Delaware	Massachusetts, Alabama, New
York, Kansas

Schedule 3

Additional Significant Subsidiaries

None.

Annex A

Issuer Free Writing Prospectuses

Free Writing Prospectus dated March 17, 2021 of the Issuers with respect to the Securities

Annex B

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated March 17, 2021

Registration Nos. 333-229103, 333-299103-01 and 333-299103-02

MPT Operating Partnership, L.P.

MPT Finance Corporation

This Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the accompanying Prospectus (as supplemented through and including the date hereof, the “Preliminary Prospectus Supplement”). The information in this Supplement supplements the Preliminary Prospectus Supplement and updates and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. Other information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

Issuers:	MPT Operating Partnership, L.P. (the “Operating Partnership”) and MPT Finance Corporation (together with the Operating Partnership, the “Issuers”)

Guarantee:	Guaranteed by the Issuers’ parent company, Medical Properties Trust, Inc. (the “Guarantor”)

Distribution:	SEC Registered (Registration Nos. 333-229103, 333- 299103-01 and 333-299103-02)

Anticipated Listing:	Application will be made for the Notes to be admitted to the Official List of the Irish Stock Exchange plc, branding as Euronext Dublin, and traded on its Global Exchange Market.

Trade Date:	March 17, 2021

Settlement:	T+5 on March 24, 2021

Use of Proceeds:	As set forth in the Preliminary Prospectus Supplement

Denominations/Multiple:	£100,000 and integral multiples of £1,000 in excess thereof

2.500% Senior Notes due 2026

Aggregate Principal Amount:	£500,000,000

Title of Securities:	2.500% Senior Notes due 2026 (the “2026 Notes”)

Final Maturity Date:	March 24, 2026

Public Offering Price:	99.937%

Coupon:	2.500%

Yield to Maturity:	2.514%

Spread to Benchmark:	+ 210 bps

Benchmark:	UKT 0.125% due January 2026

Interest Payment Date:	March 24

Record Date:	The business day immediately preceding the Interest

Payment Date

First Interest Payment Date:	March 24, 2022

Gross Proceeds to Issuers:	£499,685,000

Net Proceeds to Issuers Before	£497,185,000

Expenses:

Optional Redemption:	At any time, the 2026 Notes may be redeemed, in whole or in part. If the 2026 Notes are redeemed prior to 30 days before maturity, the redemption price will be equal to 100% of their principal amount, plus a make- whole premium (UKT+35 bps), plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.

Within the period beginning on or after 30 days before maturity, the 2026 Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.

Change of Control:	Putable to the Issuers at 101% of principal, plus accrued and unpaid interest, if any, thereon to, but excluding, the change of control purchase date.

CUSIP Number:	55342U AN4

ISIN Number:	XS2322419776

3.375% Senior Notes due 2030

Aggregate Principal Amount:	£350,000,000

Title of Securities:	3.375% Senior Notes due 2030 (the “2030 Notes”)

Final Maturity Date:	April 24, 2030

Public Offering Price:	99.448%

Coupon:	3.375%

Yield to Maturity:	3.446%

Spread to Benchmark:	+ 255 bps

Benchmark:	UKT 0.375% due October 2030

Interest Payment Date:	April 24

Record Date:	The business day immediately preceding the Interest Payment Date

First Interest Payment Date:	April 24, 2022

Gross Proceeds to Issuers:	£348,068,000

Net Proceeds to Issuers Before Expenses:	£345,880,500

Optional Redemption:	At any time, the 2030 Notes may be redeemed, in whole or in part. If the 2030 Notes are redeemed prior to 90 days before maturity, the redemption price will be equal to 100% of their principal amount, plus a make- whole premium (UKT+40 bps), plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.

Within the period beginning on or after 90 days before maturity, the 2030 Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.

Change of Control:	Putable to the Issuers at 101% of principal, plus accrued and unpaid interest, if any, thereon to, but excluding, the change of control purchase date.

CUSIP Number:	55342U AP9

ISIN Number:	XS2322420352

Joint Book-Running Managers:	Goldman Sachs & Co. LLC
Barclays Bank PLC
J.P. Morgan Securities plc
Merrill Lynch International
KeyBanc Capital Markets Inc.
BNP Paribas
Crédit Agricole Corporate and Investment Bank
Credit Suisse Securities (Europe) Limited
Mizuho International plc
MUFG Securities EMEA plc
RBC Europe Limited
Truist Securities, Inc.
Wells Fargo Securities, LLC

Co-Managers:	Scotiabank Europe plc Stifel, Nicolaus & Company, Incorporated

UK MiFIR professionals/ECPs only / No EEA/UK PRIIPs KID – Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No EEA/UK PRIIPs regulation key information document (KID) has been prepared as the notes are not available to retail investors in the EEA or the United Kingdom.

It is expected that delivery of the 2026 and 2030 Notes (collectively, the “Notes”) will be made to investors on or about March 24, 2021, which will be the fifth business day following the date of pricing of the Notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day before the delivery of the Notes will be required, by virtue of the fact that the Notes will initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the second business day before their date of delivery should consult their own advisors.

The Issuers have filed a registration statement (including the Preliminary Prospectus Supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement in that registration statement and other documents MPT

Operating Partnership, L.P. and Medical Properties Trust, Inc. have filed with the SEC that are incorporated by reference in the Preliminary Prospectus Supplement for more complete information about the Issuers, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from Goldman Sachs & Co. LLC at Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: +1 (866) 471-2526, facsimile: +1 (212) 902-9316 or by emailing Prospectus-ny@ny.email.gs.com, Barclays Bank PLC at +1 (888) 603-5847, J.P. Morgan Securities plc at +1 (212) 834-4533 or Merrill Lynch International at +1 (800) 294-1322.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.